UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 3, 2009
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-10.1
EX-10.2

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e)(i) At a meeting held on February 3, 2009, the Board of Directors, referred to as the Board, of Reynolds American Inc., referred to as RAI, based upon a recommendation from its Compensation and Leadership Development Committee, referred to as the Compensation Committee, approved certain amendments to the Amended and Restated Reynolds American Inc. Executive Severance Plan, referred to as the ESP. Such amendments provide for (1) the elimination of the excise tax gross-up benefits in the ESP for all new participants and all current participants not eligible for such benefits as of February 1, 2009, and (2) certain other non-material changes. A copy of the amended and restated ESP is attached to this report as Exhibit 10.1.
     (ii) On February 3, 2009, upon recommendation of the Compensation Committee, the Board approved Amendment No. 1 to the Reynolds American Inc. Annual Incentive Award Plan, referred to as the AIAP. Such amendment provides for (1) the addition of a recoupment provision providing RAI with the ability to recoup amounts paid under the AIAP based on materially inaccurate financial information or performance metrics and (2) certain other non-material changes. A copy of Amendment No. 1 to the AIAP is attached to this report as Exhibit 10.2.
     (iii) On February 3, 2009, upon recommendation of the Compensation Committee, the Board approved (1) the performance period of January 1, 2009 through December 31, 2009 for the 2009 performance unit awards granted under the Amended and Restated Reynolds American Inc. Long-Term Incentive Plan, referred to as the LTIP, for certain executive officers in lieu of their participation in the AIAP, and (2) the performance formula for determining the award pool of performance units under the LTIP for such one-year performance period for each of these executive officers. The formula reflects RAI’s intention to qualify, to the extent possible, the performance unit awards to such executive officers as tax deductible, subject to the limitations of Section 162(m) of the Internal Revenue Code, referred to as the Code. Under the formula, the award pool of performance units for each of the following executive officers is determined based on the following percentages of RAI’s cash net income for the performance period: Susan M. Ivey — 0.40%; Thomas R. Adams — 0.15%; Daniel M. Delen — 0.20%; and Tommy J. Payne — 0.15%. For purposes of determining such award pools, cash net income is defined as net income from continuing operations in the consolidated statement of income adjusted for the impact of non-cash items, such as depreciation, amortization, unrealized gains and losses, intangible asset impairments and other non-cash gains/losses included in net income (as reported in RAI’s 2009 audited financial statements contained in its Annual Report on Form 10-K for the fiscal year ending December 31, 2009).
     (iv) On February 3, 2009, upon recommendation of the Compensation Committee, the Board approved the grant, under the LTIP, of performance units to the following executive officers in the following amounts in lieu of their participation in the AIAP: Ms. Ivey — 1,603; Mr. Adams — 399; and Mr. Delen — 672. On February 2, 2009, the Compensation Committee approved the grant, under the LTIP, of 270 performance units to Mr. Payne in lieu of his participation in the AIAP. Each performance unit has an initial value on the date of grant of $1,000, but the value of each unit upon vesting will be based upon the 2009 AIAP performance factors to be established for employees of RAI (or RJR Tobacco, in the case of Mr. Delen). The Compensation Committee also has the discretion to reduce the valuation of the performance units that otherwise would result from the application of the designated performance factors. The amount of the 2009 award for each of the listed executive officers is limited to the percentage of RAI’s cash net income approved as the performance unit award pool for such executive officer by the non-employee directors of the Board, as described in Item 5.02(e)(iii) above, and the shareholder approved award limitations set forth in the LTIP. Generally, the one-year performance units will vest in full on December 31, 2009, and payment of such units will be made on or prior to March 15,

2010. In addition, the one-year performance units will vest partially or fully upon certain other events, such as the grantee’s death, disability, involuntary termination of employment without cause or a change of control of RAI; the definitive terms governing the vesting of these one-year performance units upon such events will be set forth in a standard form of agreement, which has not yet been finalized.
     (v) On February 3, 2009, upon recommendation of the Compensation Committee, the Board approved (1) the three-year performance period of January 1, 2009 through December 31, 2011 for the 2009 performance share awards granted under the LTIP, and (2) the performance formula for determining the award pool of performance shares under the LTIP for such three-year performance period for certain executive officers. The formula reflects RAI’s intention to qualify, to the extent possible, the performance share awards to such executive officers as tax deductible, subject to the limitations of Section 162(m) of the Code. Under the formula, the award pool of performance shares for each of the following executive officers is determined based on the following percentages of RAI’s cumulative cash net income for the three-year performance period: Ms. Ivey — 0.50%; Mr. Adams — 0.15%; Mr. Delen — 0.20%; and Mr. Payne — 0.15%. For purposes of determining such award pools, cash net income is defined as set forth above in Item 5.2(e)(iii), except as reported in RAI’s Annual Reports on Form 10-K for the 2009, 2010 and 2011 fiscal years, respectively.
     (vi) On February 3, 2009, upon recommendation of the Compensation Committee, the Board also approved the grant to be effective on March 2, 2009, of awards under the LTIP to certain executive officers, including Ms. Ivey, and Messrs. Adams and Delen. On February 2, 2009, the Compensation Committee approved the grant, also to be effective on March 2, 2009, of awards under the LTIP to approximately 485 employees of RAI and its operating subsidiaries, including Mr. Payne. The LTIP awards to all grantees, including Ms. Ivey, and Messrs. Adams, Delen and Payne, will be entirely in the form of performance shares. At the end of the performance period, the number of performance shares will be adjusted based on (1) the amount of the quarterly dividends paid by RAI over the three-year performance period relative to the $.85 per share dividend declared by the Board at its February 3, 2009 meeting, and (2) the average of the RAI scores under the AIAP for each of the three years of the performance period, subject to a cap of 150% on such average AIAP score. The maximum value of the 2009 LTIP award for each of the listed executive officers is limited to the percentage of RAI’s cash net income approved as the LTIP performance shares award pool for such executive officer by the non-employee directors of the Board, as described in Item 5.02(e)(v) above, and the shareholder approved award limitations set forth in the LTIP.
     Subject to the foregoing, the performance shares generally will vest on March 2, 2012, and will be paid in the form of shares of RAI common stock on or prior to March 15, 2013. Prior to the vesting date, a grantee generally will receive dividend equivalents with respect to his or her outstanding unvested performance shares to the same extent that any dividends are paid by RAI on outstanding shares of RAI common stock. In addition, the performance shares will vest partially or fully upon certain other events, such as the grantee’s death, disability, involuntary termination of employment without cause or a change of control of RAI; the definitive terms governing the vesting of these three-year performance shares upon such events will be set forth in a standard form of grant agreement, which has not yet been finalized.
     Although the dollar value of the performance shares Ms. Ivey, and Messrs. Adams, Delen and Payne will receive on March 2, 2009 is known as of the date of this report, the actual number of performance shares each of them will be granted on March 2, 2009, will not be determinable until such date. For each grantee, the number of performance shares granted will be equal to (1) the grant date value for each grantee set forth below, divided by (2) the per share closing price of RAI common stock on March 2, 2009: Ms. Ivey — $7,398,000; Mr. Adams — $1,290,800; Mr. Delen - $2,372,700; and Mr. Payne — $806,400.

ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following are filed as Exhibits to this Report.

Number	Exhibit

10.1	Reynolds American Inc. Executive Severance Plan, as amended and restated effective February 1, 2009.

10.2	Amendment No. 1 to the Reynolds American Inc. Annual Incentive Award Plan, as amended and restated effective January 1, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.
By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: February 9, 2009

INDEX TO EXHIBITS

Number	Exhibit

10.1	Reynolds American Inc. Executive Severance Plan, as amended and restated effective February 1, 2009.

10.2	Amendment No. 1 to the Reynolds American Inc. Annual Incentive Award Plan, as amended and restated effective January 1, 2009.